Exhibit 10.1
LINE OF CREDIT AGREEMENT
Between Rentech, Inc. and Lehman Brothers, Inc.
Dated: May 7, 2008
     In consideration of Lehman accepting my account and agreeing to act as my registered representative, I agree to the following with respect to any of my accounts with you for extensions of credit and the purchase and sale of securities, options, and other property. This agreement shall not become effective until accepted by you. Throughout this agreement, “I,” “me,” “my,” “we,” and “us” refer to the client and all others who are legally obligated on my accounts. “You” and “your” refer to Lehman, its subsidiaries, parents and their officers, directors, agents and/or employees.
     1. MY REPRESENTATIONS. I represent that I am of the age of majority according to the laws of my place of residence and that I am not an employee of any exchange or the Financial Industry Regulatory Authority (“FINRA”), or of a member firm of any exchange of the FINRA or of a bank, trust company, insurance company, registered investment company or registered investment advisory firm, unless I have notified you. If I become so employed, I will notify you promptly. I represent that no persons other than those signing this agreement have an interest or beneficial ownership in my account. I represent that the financial information and investment objectives provided to you are accurate in all material respects and that I will promptly inform you of any material changes in my financial or other circumstances, including investment objectives.
     2. DEFINITION OF “PROPERTY.” In this agreement the word “property” means securities of all kinds, certificates of deposit, commercial paper, monies, cash deposits, options, commodities and contracts for the future delivery of, or otherwise relating to, commodities or securities and all other property usually and customarily dealt in by brokerage firms.
     3. ORDERS, EXECUTIONS, DELIVERIES, SETTLEMENTS AND ORAL AUTHORIZATIONS. In giving orders to sell, I will inform you which sales are “short” and which are “long” sales. A “short sale” means any sale of a security not owned by the seller or any sale that is consummated by delivery of a borrowed security. If the security is not in your possession at the time of the contract for sale, I will deliver it to you by settlement date. In case of non-delivery of a security, you are authorized to purchase the security to cover my position and charge any loss, commissions and fees to my accounts. If you fail to receive payment for securities purchased you may, without prior demand or notice, sell all securities and other property held by you in any of my accounts and charge any resulting loss to my account. Unless otherwise agreed, you will, at your sole discretion and without prior notice, execute the order on the over- the-counter market or on any exchange in any location, including a foreign exchange where such security is traded, either on a principal or agency basis.
     4. OPTION POSITIONS; MARGIN DEPOSITS. I understand and agree to be bound by the Rules of the applicable Options Exchange or Association as well as the Options Clearing Corporation (OCC). I agree not to buy or sell any equity, debt, foreign currency or index put or call options without having read and fully understood the terms, conditions, and risks, as set forth in the Characteristics and Risks of Standardized Options booklet and applicable supplements that you provide prior to such transactions. Clients’ short options positions can be assigned at any time, including the day written, and are assigned on an automated random basis. Solely for purposes of entering into options positions, you may treat my account as a margin account; except that you may not pledge, repledge, hypothecate or rehypothecate my property in your possession or control unless I execute the margin agreement herein. I agree not to exceed the position or exercise limits set by the options exchange, either acting alone or with others.
     5. NOTICE TO EXERCISE OPTIONS. I understand that the official closing price may be determined some time after the close of trading for purposes of this section. I understand that listed equity options may be automatically exercised by the OCC at expiration if the options are in-the-money by an amount equal to or in excess of a minimum amount determined by the OCC by reference to the composite closing price. I will notify Lehman Brothers of my intention to exercise listed options that are out-of-the-money by any amount, at-the-money, or in-the-money but are not subject to automatic exercise, no later than 1 hour past the close of trading for that option on that day. I will notify Lehman Brothers of my intention not to exercise an option that is in-the-money, and subject to automatic exercise, no later than 1 hour past the close of trading for that option on that day. I understand that listed options on an underlying index are automatically exercised by the OCC at expiration if the options are in-the-money by an amount equal to or in excess of a minimum amount determined by the OCC by reference to the composite closing price. I will notify Lehman Brothers of my intention to exercise any option early or not to exercise an option on an underlying index which is in-the-money no later than 15 minutes prior to the close of trading for that option on that day. If notification is not given to Lehman Brothers within the times noted, Lehman Brothers is under no obligation to take action but will endeavor to comply with your instructions. Except as required by the OCC Rules, Lehman Brothers has no obligation to exercise any option absent specific instructions from me to that effect. Failure to give such notice will constitute an abandonment of the option, in which case Lehman Brothers may, but shall be under no obligation to, exercise the option. If it would not be profitable for my account due to commission expenses, it may be permitted to expire or, at Lehman Brothers’ discretion, sold or acquired by Lehman Brothers for some equitable payment to me based on Lehman Brothers’ expenses and risk, without any liability or responsibility on Lehman Brothers’ part to me.
     6. IMPARTIAL LOTTERY ALLOCATION SYSTEM; CALL FEATURES. When you hold on my behalf bonds or preferred stocks in street or bearer form that are callable in part, I agree to participate in the impartial lottery allocation of called securities in accordance with New York Stock Exchange, Inc./ Financial Industry Regulatory Authority (“NYSE”/ “FINRA”) rules. When the call is favorable, no allocation will be made to an account in which you, your officers, or employees, have a financial interest until all other clients’ positions in such securities are satisfied on an impartial lottery basis. For debt securities there may exist call or other redemption features in addition to those disclosed on the trade confirmation. Debt securities subject to call or redemption features, such as sinking funds, may be redeemed in whole or in part before maturity or before the first scheduled call dates. The existence of sinking funds, or other special mandatory redemption features, may not be disclosed on a trade confirmation. It is my obligation to review all prospectuses and offering statements I may receive, and to understand risks of extraordinary calls or early redemptions, which may affect yield. You are not obligated to notify me of published calls or notices relating to calls or redemptions, nor will you tender securities on my behalf.
     7. RESTRICTIONS ON TRADING; TERMINATION. You may in your sole discretion prohibit or restrict trading or substitution of securities in any of my accounts and refuse to enter into any transaction with me. You have the right to terminate my accounts (including multiple owner accounts) at any time by notice to me.
     8. TRANSFER OF FUNDS. By giving you instructions to transfer funds from my accounts to a bank or other entity, I agree to provide an accurate account number designating the account to receive such funds. I indemnify and hold you harmless from and against all liabilities arising from my providing an inaccurate account number.
     9. TRANSFER OF EXCESS FUNDS; EXCHANGE RATE FLUCTUATIONS. You may transfer excess funds (also called “free credit balances”) between my accounts (including commodity accounts) for any reason not in conflict with the Commodity Exchange Act or other applicable law. If you effect transactions for me requiring foreign currency, my accounts will be charged loss and credited profit resulting from exchange rate fluctuations.
     10. PRINCIPAL, INTEREST AND DIVIDEND PAYMENTS. With respect to principal and interest payments on debt instruments, you may credit my accounts with principal and interest due on the payment dates and are entitled to recover payments from me if the same are not received by you from the trustee or payment agent. You may redeem my money market or cash deposit investment without notice, to satisfy debits arising in my accounts. Interest will not be paid on credit balances in my account(s) unless you specifically agree in writing. You are not required to remit interest or dividends to me on a daily basis.
     11. FEES AND CHARGES. You may impose various service charges and other fees relating to my accounts as well as charge commissions and other fees for execution of transactions to buy and sell securities, options or other property. Such charges, commissions and fees may be changed from time to time without notice. Accounts that produce insufficient commission revenue for any calendar year may be subject to administrative fees, with advance notice. If I purchase securities on a cash basis and fail to pay by settlement date, I will pay a late charge as permitted by law. Any late charges you impose will be at the maximum interest rate set forth in your disclosure statement and may be charged from the settlement date to the payment date.
     12. LEHMAN BROTHERS CASH SWEEP PROGRAM. Cash will be periodically generated in my account by the deposit of checks, sale of securities and other activity. I authorize Lehman to redeem or withdraw amounts from my cash sweep option to satisfy amounts owed in connection with my account, including the purchase of securities.
     Deposits held at Lehman Bank are financially beneficial to Lehman and its affiliates. Interest rates paid on deposits are determined at the discretion of Lehman Bank based on economic and business conditions. Interest rates are tiered based on my relationship with Lehman or my deposit accounts at Lehman Bank, as well as any linked deposit accounts. Interest rates will be reasonable. Interest rates and interest rate tiers may change periodically. Clients with higher total deposits at Lehman Bank (and in some cases total higher assets at Lehman) generally receive a higher yield on their bank deposits — clients with lower total deposits at Lehman Bank and lower total assets at Lehman generally receive a lower yield on their bank deposits. Managed accounts (excluding IRA accounts and accounts subject to ERISA) may elect to sweep to either the LBCDA or an available money market fund. Managed accounts that sweep to the LBCDA will receive the highest tier interest rate regardless of balances at Lehman. The LBCDA with the highest tier interest rate is the only cash sweep option available for managed IRA accounts and managed ERISA accounts.
     Cash in deposit accounts at Lehman Bank is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits under FDIC rules. It is my responsibility to monitor the total amount of my deposits with Lehman Bank to determine whether my deposits exceed the FDIC insurance limits. The Securities Investor Protection Corporation (SIPC”) does not cover cash on deposit at Lehman Bank. Money market fund shares in my account are covered by SIPC.
     Additional information about the Lehman Brothers Cash Sweep Program, including eligibility requirements for money market funds, linking accounts for higher interest rates, FDIC insurance, SIPC coverage, the benefits to Lehman Bank of bank deposits and investment alternatives for cash balances is available from my Investment Representative and the Lehman Brothers Cash Sweep Program Disclosure Statement which I will receive in connection with the establishment of my account, and which is incorporated herein.
     Lehman reserves the right to change or terminate its Cash Sweep Program. I agree that Lehman may change or offer different cash sweep arrangements, at its discretion, from time to time with prior notice.
     13. LEHMAN BROTHERS CASH SWEEP PROGRAM — CLIENTS SUBJECT TO ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE. In agreeing to the terms of the Lehman Brothers Cash Sweep Program (including if I Do Not Elect Cash Sweep) I have independently determined that my account will receive adequate consideration (including, if I am subject to Title I of ERISA or Section 4975 of the Code, within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code).
     14. ACCURACY OF REPORTS; COMMUNICATIONS. I will contact the Client Services Department at 800.253.4626 or 212.526.5600 immediately to report any error, omissions or discrepancies found in my statement or confirmation of orders. Confirmation of orders and statements of my accounts shall be conclusive if not objected to in writing within ten days after mailing. I will send written inquiries to: Lehman Brothers Inc. Compliance Division 399 Park Ave, 6th floor New York, New York 10022-36. If I fail to receive a confirmation within ten days from the date of a transaction in my account, I will notify you immediately in writing. Until you receive written notice from me of a different address, communications mailed to me at the address specified by me shall be deemed to have been personally delivered to me and I waive all claims resulting from failure to receive such communications.
     15. SECURITY INTEREST. As security for the payment or performance of all liabilities or indebtedness to Lehman Brothers or any of its affiliates now or hereafter existing (collectively, the “Lehman Brothers Entities”) presently outstanding or to be incurred under this or any other agreement or otherwise, I grant the Lehman Brothers Entities a security interest in any and all property belonging to me or in which I may have an interest, held by any Lehman Brothers Entity or carried in any of my accounts with any Lehman Brothers Entity including individual, multiple owner or commodity accounts (collectively, the “collateral”). The collateral shall be subject to such security interest as collateral to discharge my obligations to the Lehman Brothers Entities, wherever or however arising and without regard to whether or not any Lehman Brothers Entity has made loans with respect to such collateral. The Lehman Brothers Entities are authorized to sell and/or purchase any and all property in any of my accounts or to liquidate open options, commodity futures or forward contracts or redeem money market or cash deposit investments in any of my accounts without notice in order to satisfy such obligations. In enforcing your security interest, the Lehman Brothers Entities shall have the discretion to determine the amount, order and manner of property to be sold and shall have all the rights and remedies available to secured parties under the New York Uniform Commercial Code (the “UCC”). Without your prior written consent, I will not cause or allow any of the collateral held in my accounts, whether now owned or hereafter acquired, to be or become subject to liens, security interests, mortgages or encumbrances of any nature other than your security interest.
     16. LIQUIDATION OF COLLATERAL OR ACCOUNT. You may sell property in my accounts and cancel open orders for the purchase or sale of property without notice in the event of my death or whenever, in your discretion, it is necessary for your protection or in the event I fail to make payment(s) for loan balances as set forth in Paragraph 30. In such events you also may borrow or buy-in all property required to make delivery against any sale, including a short sale, effected for me. Such sale or purchase may be public or private and may be made without advertising or notice to me and in such manner as you determine. No demands, calls, tenders or notices by you shall invalidate my waiver. At any such sale you may purchase the property free of any right of redemption and I shall be liable for any remaining deficiency in my account(s).
     17. USA PATRIOT ACT. To comply with the money laundering prevention provisions of the USA PATRIOT Act, you may request identification, documents, or other information from me or other sources. You may share this information with regulators or the government as necessary. Until required information or documentation is provided, you may not be able to open an account or effect any transactions for me.
     18. POLITICALLY COVERED PERSONS. If applicable, I have disclosed to you my identity as, and my relationships and connections to, senior non-US political officials. This includes my immediate family, close associates, and any corporation, business, or other entity that has been formed by, or for the benefit of, a senior non-US political official.
     19. CREDIT AND BUSINESS CONDUCT INFORMATION AND INVESTIGATION. I authorize you, at your discretion, to obtain reports and provide information to others concerning my credit standing and business conduct.
     20. JOINT ACCOUNTS; DESIGNATION OF TENANCY. If this is a Joint Account, each of us shall have the authority on behalf of the account and generally to deal with you as if each of us alone were the account owner, without notice to all account owners. Notice to any account owner is deemed notice to all account owners. Each account owner shall be jointly and severally liable for this account. You are authorized, in your discretion, to require joint action by the joint tenants with respect to any matter concerning the joint account, including giving or cancellation of orders and withdrawal or transfer of monies, securities or other property. In the event of the death of any of us, the survivor(s) shall immediately give you written notice, and you may, before or after receiving notice, take actions, require papers, retain a portion of the account and/or restrict transactions in the account as you deem advisable to protect you against any tax, liability, penalty or loss under any present or future laws or otherwise. It is our express intention to create an estate or account as joint tenants with rights of survivorship and not as tenants-in-common, unless a separate Tenancy-in-Common form is properly completed and submitted to you. In the event of the death of any of us, the entire interest in the joint account shall be vested in the survivor(s) on the same terms and conditions as theretofore held, without releasing the decedent’s estate from liability, unless properly designated as a Tenancy-in-Common.
     21. ARBITRATION.
     THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:
     (A) ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.
     (B) ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.
     (C) THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.
     (D) THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.
     (E) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.
     (F) THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

     (G) THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.
     ANY CONTROVERSY OR CLAIM: (1) ARISING OUT OF OR RELATING TO ANY OF MY ACCOUNTS WITH YOU, OR AN AFFILIATE, MAINTAINED INDIVIDUALLY OR JOINTLY WITH ANY OTHER PARTY, IN ANY CAPACITY; OR (2) WITH RESPECT TO TRANSACTIONS OF ANY KIND EXECUTED BY, THROUGH OR WITH YOU, YOUR OFFICERS, DIRECTORS, AGENTS AND/OR EMPLOYEES; OR (3) RELATING TO MY TRANSACTIONS OR ACCOUNTS WITH ANY OF YOUR PREDECESSOR FIRMS BY MERGER, ACQUISITION OR OTHER BUSINESS COMBINATION FROM THE INCEPTION OF SUCH ACCOUNT; OR (4) WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENTS ENTERED INTO WITH YOU RELATING TO MY ACCOUNTS, OR THE BREACH THEREOF, SHALL BE RESOLVED BY ARBITRATION CONDUCTED ONLY BEFORE THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) OR ANY OTHER SELF-REGULATORY ORGANIZATION (“SRO”) SUBJECT TO THE JURISDICTION OF THE SECURITIES AND EXCHANGE COMMISSION OF WHICH YOU ARE A MEMBER, AND PURSUANT TO THE ARBITRATION PROCEDURES THEN IN EFFECT AT FINRA OR ANY OTHER SRO AS I ELECT. IF I DO NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO YOU AT YOUR MAIN OFFICE WITHIN 5 DAYS AFTER DEMAND BY YOU THAT I MAKE SUCH ELECTION, THEN YOU WILL HAVE THE RIGHT TO ELECT THE ARBITRATION TRIBUNAL OF YOUR CHOICE. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.
     NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS BUT WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS ACTION IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.
     THE FOREGOING AGREEMENT TO ARBITRATE DOES NOT ENTITLE ME TO OBTAIN ARBITRATION OF CLAIMS THAT WOULD BE BARRED BY THE RELEVANT STATUTES OF LIMITATIONS, IF SUCH CLAIMS WERE BROUGHT IN A COURT OF COMPETENT JURISDICTION. IF AT THE TIME THAT A DEMAND FOR ARBITRATION IS MADE OR AN ELECTION OR NOTICE OF INTENTION TO ARBITRATE IS SERVED, THE CLAIMS SOUGHT TO BE ARBITRATED WOULD HAVE BEEN BARRED BY THE RELEVANT STATUTE OF LIMITATIONS OR OTHER TIME BAR, ANY PARTY TO THIS AGREEMENT MAY ASSERT THE LIMITATIONS AS A BAR TO THE ARBITRATION BY APPLYING TO ANY COURT OF COMPETENT JURISDICTION. I EXPRESSLY AGREE THAT ANY ISSUES RELATING TO THE APPLICATION OF A STATUTE OF LIMITATIONS OR OTHER TIME BAR ARE REFERABLE TO SUCH COURT. THE FAILURE TO ASSERT SUCH BAR BY APPLICATION TO A COURT, HOWEVER, SHALL NOT PRECLUDE ITS ASSERTION BEFORE THE ARBITRATORS.
     22. GOVERNING LAW AND APPLICABLE REGULATIONS. This agreement, including the arbitration provisions in paragraph 21, shall be governed by the laws of the State of New York without giving effect to the choice of law or conflict of laws provisions thereof. All transactions entered into under this agreement shall be subject to any applicable constitution, rules, regulations, customs and usages of the exchange or market and its clearinghouse, if any, where such transactions are executed by Lehman or its agents and to all applicable laws, rules, regulations of governmental authorities and SROs (collectively the “Rules”). Any reference to such Rules in this agreement shall not be construed to create a cause of action arising from any violation of such Rules. If any Rule is enacted that would be inconsistent with any of the provisions of this agreement, the provision so affected shall be deemed modified or superseded by the enactment, but the remaining provisions of this agreement shall remain in full force and effect.
     23. BINDING EFFECT; ASSIGNMENT. This agreement shall bind my heirs, executors, successors, administrators, assigns, committee and conservators (“successors”). In the event of my death, incompetency, or disability, whether or not successors of my estate and property shall have qualified or been appointed, you may continue to operate as though I were alive and competent and liquidate my account as described in Paragraph 16 without notice to or demand upon my successors. This agreement shall inure to the benefit of your assigns and successors, by merger, consolidation or otherwise, and you may transfer my accounts to your successors and assigns at your discretion.

     24. WAIVER NOT IMPLIED. Your failure to insist upon strict compliance with this agreement or with any of its terms or any continued course of such conduct on your part shall not constitute or be considered a waiver of any of your rights.
     25 AMENDMENTS; EFFECT ON PRIOR AGREEMENTS. I agree that you have the right to amend this agreement and any disclosures relating to this agreement or this account at any time by sending notice of the amendment to me. The amendment will be effective on the date contained in the notice. The signing of this agreement supersedes any prior agreement (except those governing transactions in my commodity accounts) made with you or any of your predecessors or assignors. To the extent this agreement is inconsistent with any other agreement governing my account; the provisions of this agreement shall govern.
     26. FOREIGN SECURITIES. If my account contains securities issued by a foreign issuer, I acknowledge that you are acting solely as custodian with respect to such securities and have no obligation to provide me any proxies, annual statements or other disclosures from the issuer or to facilitate my participation in any rights offer or other transaction that the issuer conducts with or offers to holders of its securities.
     27. NOTICES. You will endeavor to notify me in advance of any calls in my Margin Account. You will provide various other notices relating to activities in my accounts, unless this agreement provides otherwise. However, you reserve the right to take any appropriate action for my accounts permitted by this Agreement and/or required by law or regulation without prior notice. I acknowledge and consent that you may, from time to time, monitor and/or electronically record conversations between me/us and your employees or agents for quality assurance, employee training or the mutual protection of both of us. You may offer such recordings as evidence in any arbitration or other proceedings relating this agreement.
     28. FORCE MAJEURE. Your performance under this agreement is excused in the event that a trade is prevented, delayed, or otherwise made impossible, due to an unforeseeable business-disrupting event or occurrence beyond your reasonable control, including, but not limited to: Acts of God, fire, epidemic, biohazard, or terrorism; civil commotion; acts of government or military; shortages or failures in transportation, telecommunications, labor, or energy; computer failures, hacking, or viruses; and natural or man-made disasters resulting in destruction of records.
     MARGIN AGREEMENT; PARAGRAPHS 29 THROUGH 32 APPLY ONLY TO MARGIN ACCOUNTS.
     29. MARGIN LOANS. From time to time you may, at your discretion, make loans to me to purchase, carry, or trade in securities (“Margins Loans”). Pursuant to Regulation T, Margin Loans will be made in a Margin Account. You will determine, in your discretion, the minimum and maximum amounts of any particular loan, regardless of the amount of collateral delivered to you and you may change such minimum and maximum amounts from time to time.
     30. PAYMENT OF LOANS ON DEMAND. I will pay ON DEMAND any balance owing on my account(s), including interest, commissions, late charges and any collection costs, including attorneys’ fees you may incur. You may demand full payment of the balance due in my account(s) plus interest charges at your sole option, at any time, whether or not demand is made for your protection. Loans are not for any specific term or duration but are due and payable at your discretion upon demand for payment. You may apply payments received for my account(s), including interest, dividends, premiums, principal or other payments, to balance(s) due in my account(s).
     31. MAINTENANCE OF COLLATERAL. The securities or other instruments (“securities”) in my Margin Account may be carried as general loans and may be pledged, hypothecated or otherwise used by you in a financing transaction (collectively “pledge(d)”) separately or in common with other properties. I may not be entitled to vote the securities in my Margin Account during a period in which they have been pledged by you. In addition, while I will receive an amount equal to any dividends or other distributions in respect of such securities, the actual dividend or other distributions will be made to the entity to which the securities have been pledged. In connection with certain changes to Federal tax law effective January 1, 2004, this payment of “in-lieu of dividends” will be treated as ordinary income. Your pledge may secure your indebtedness equal to or greater than the amount I owe you. I will deposit additional collateral, as you may in your discretion require from time to time, in the form of cash or securities in accordance with the rules and regulations of the Federal Reserve Board, NYSE/FINRA, American Stock Exchange, Inc. (“AMEX”), other national securities exchanges, associations or regulatory agencies under whose jurisdiction you are subject and your own minimum house margin maintenance requirements. If I no longer maintain a debit balance or indebtedness to you, you will fully segregate all securities in my account(s) in your safekeeping or control (directly or through a clearing house) and/or deliver them upon my request.

     32. INTEREST CHARGES AND PAYMENTS. I will pay interest, to the extent not prohibited by the laws of the State of New York, upon amounts advanced and balances due in my account(s) in accordance with your current disclosure statement, hereby specifically incorporated. By entering into transactions with you after I receive your current disclosure statement, I acknowledge that I have read and agree to its terms for all past and future transactions in my account. Interest on all debit balances shall be payable ON DEMAND and that in the absence of demand, interest shall be due on the first business day of each interest period. My daily net debit balance includes any accrued interest I have not paid from prior interest periods. Thus, to the extent permitted by law, you may charge me compound interest. Payments of interest and principal and all other payments made by me under this agreement shall be made to your main office in New York. You may, in your discretion, not deem any check or other remittance to constitute payment until paid by the drawee and the funds representing such payments are available to you.